Exhibit 99.1

MediciNova Announces Proposed Underwritten

Public Offering of Common Stock

LA JOLLA, Calif., August 18, 2015 — MediciNova, Inc., a biopharmaceutical company traded on the NASDAQ Global Market (NASDAQ:MNOV) and the JASDAQ Market of the Tokyo Stock Exchange (Code Number: 4875), announced today that it intends to offer shares of its common stock in an underwritten public offering. All of the shares of common stock to be sold in the offering will be offered by MediciNova. The offering is subject to market conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

MediciNova intends to use the net proceeds received from this offering to fund continued research and development efforts, including with respect to its MN-166 (ibudilast) and MN-001 (tipelukast) product candidates, and for general corporate purposes, including working capital.

Ladenburg Thalmann is acting as sole book-running manager of the offering, and Mizuho Securities and SMBC Nikko are acting as co-managers of the offering.

The offering is made pursuant to a shelf registration statement on Form S-3 that was filed by MediciNova with the Securities and Exchange Commission (SEC) and was declared effective on December 3, 2012. The offering is being made only by means of a prospectus supplement and an accompanying prospectus. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering may be obtained from Ladenburg Thalmann & Co. Inc., 570 Lexington Avenue, 11th Floor, New York, NY 10022, or by email at prospectus@ladenburg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About MediciNova

MediciNova, Inc. is a publicly-traded biopharmaceutical company founded upon acquiring and developing novel, small-molecule therapeutics for the treatment of diseases with unmet medical needs with a commercial focus on the U.S. market. MediciNova’s current strategy is to focus on MN-166 (ibudilast) for neurological disorders such as progressive multiple sclerosis (MS), amyotrophic lateral sclerosis (ALS), substance dependence (e.g. methamphetamine dependence, opioid dependence, and alcohol dependence), and Krabbe disease and MN-001 (tipelukast) for nonalcoholic steatohepatitis (NASH) and idiopathic pulmonary fibrosis (IPF). MediciNova’s pipeline also includes MN-221 (bedoradrine) for the treatment of acute exacerbations of asthma and MN-029 (denibulin) for solid tumor cancers. MediciNova is engaged in strategic partnering and other potential funding discussions to support further development of its programs. For more information on MediciNova, Inc., please visit www.medicinova.com.

Forward Looking Statements

Statements in this press release that are not historical in nature constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be preceded by, followed by or otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “can,” “could,” “may,” “will,” “would,” “considering,” “planning” or similar expressions. Investors are cautioned that statements regarding the underwritten public offering, the expected use of the net proceeds from the offering, and the development and future potential of MediciNova’s product candidates are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These forward-looking statements are based upon MediciNova’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include without limitation risks associated with market conditions, the satisfaction of customary closing conditions related to the public offering, and the process of developing, obtaining regulatory approval for and commercializing drug candidates that are safe and effective for use as human therapeutics. These and other risks regarding MediciNova’s financial position and research and development programs are described in detail in MediciNova’s SEC filings, including MediciNova’s Annual Report on Form 10-K for the year ended December 31, 2014, MediciNova’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015 and the Registration Statement on Form S-3 (File No. 333-185022) for the public offering. All forward-looking statements contained in this release speak only as of the date on which they were first made by MediciNova, and MediciNova undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after such date.

Contact:

INVESTOR CONTACT:

Geoff O’Brien

Vice President

MediciNova, Inc.

info@medicinova.com

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